Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST
	NEW YORK, NY 10001 _ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	FIRM/AFFILIATE OFFICES _ BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON _ BEIJING BRUSSELS FRANKFURT
Assembly Biosciences, Inc. Two Tower Place, 7th Floor South San Francisco, California	June 18, 2024	HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Re:	Assembly Biosciences, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 634,500 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and 634,500 warrants to purchase shares of Common Stock (the “Warrants”). The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, collectively are referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-270760) of the Company relating to the Securities and other securities of the Company filed on March 22, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 14, 2023 (such registration statement being hereinafter referred to as the “Registration Statement”);

Assembly Biosciences, Inc.

June 18, 2024

(b) the prospectus, dated April 14, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated June 17, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities;

(d) an executed copy of the Securities Purchase Agreement, dated June 16, 2024 (the “Purchase Agreement”), between the Company and Armistice Capital, LLC (the “Purchaser”), relating to the sale by the Company to the Purchaser of the Shares and Warrants;

(e) an executed copy of the agreement evidencing the Warrants (the “Warrant Agreement”);

(f) an executed copy of a certificate of John O. Gunderson, VP, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Sixth Amended and Restated Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of June 14, 2024 and certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(i) a copy of certain resolutions of the Board of Directors of the Company, adopted on March 13, 2024 and certain resolutions of the Pricing Committee thereof, adopted on June 16, 2024, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Purchase Agreement.

Assembly Biosciences, Inc.

June 18, 2024

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-On Law”).

As used herein, “Transaction Documents” means the Purchase Agreement and the Warrant Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Share;

2. The Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued in accordance with the Purchase Agreement will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York; and

3. The shares of Common Stock issuable upon exercise of the Warrants, when issued upon exercise of the Warrants in the manner and on the terms described in the Prospectus and the Warrant Agreement, will have been duly authorized by all requisite corporate action on the part of Company under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

Assembly Biosciences, Inc.

June 18, 2024

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Purchase Agreement or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(f) we do not express any opinion with respect to the enforceability of Section 5(e) of the Warrant Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts; and

(g) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any transactions contemplated thereby will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-On Law);

(b) neither the execution and delivery by the Company of the Transaction Documents nor the enforceability of each of the Transaction Documents against the Company requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c) (i) the issuance of the Securities does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Sixth Amended and Restated Certificate of Incorporation, the Amended or Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), and (ii) the Company will continue to have sufficient shares of Common Stock.

Assembly Biosciences, Inc.

June 18, 2024

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP